Exhibit 99.1

Contact: Marc Cannon
(954) 769-3146
cannonm@autonation.com

AUTONATION REPORTS FOURTH-QUARTER EARNINGS

FORT LAUDERDALE, Fla. (February 3, 2005) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported 2004 fourth-quarter net income from continuing operations of $116 million or $0.43 per share, compared to year-ago net income from continuing operations of $87 million or $0.31 per share. Excluding certain items disclosed in the attached financial tables, the Company’s fourth-quarter EPS from continuing operations of $0.34 increased 17% on a comparable basis from $0.29 in 2003, primarily as a result of strong revenue growth, continued leverage of the Company’s cost structure, acquisitions and the repurchase of outstanding shares.

     Fourth-quarter 2004 revenue totaled $4.8 billion, an increase of $0.4 billion compared to the year-ago period resulting from revenue growth in new vehicles of 8%, retail used vehicles of 10%, parts and service of 7% and finance and insurance of 12%. Selling, general and administrative expense (SG&A) in the quarter was $534 million or 70.8% of total gross profit. Operating income for the fourth quarter was $193 million, a fourth quarter record. Excluding certain items for 2003 disclosed in the attached financial tables, operating income for the fourth quarter was up 21%.

     Commenting on fourth-quarter 2004 performance AutoNation Chairman and Chief Executive Officer Mike Jackson said, “AutoNation’s performance in the fourth quarter was driven by strong revenue growth resulting from ongoing operational enhancements and an improved industry environment, along with continued improvements in our industry-leading cost structure and the benefit of a streamlined regional management structure. In addition, our Florida and Southeast markets performed extremely well as they recovered from four hurricanes that affected third-quarter results.”

     At the end of the fourth-quarter 2004, AutoNation’s new vehicle inventory level was 53 days versus 71 days at the end of the fourth-quarter 2003, representing a decline of 17,000 units, or 18%.

     The Company’s fourth-quarter results reflect the resolution of various tax matters under audit from prior years, resulting in a $0.09 per share benefit in continuing operations and a $0.19 per share benefit in discontinued operations for the quarter.

     For full-year 2004, the Company reported net income from continuing operations of $396 million or $1.45 per share, compared to $515 million or $1.80 per share in 2003, which included a $0.44 per share benefit from the first-quarter 2003 IRS tax settlement. Excluding the effect of this and certain other items disclosed in the attached financial tables, the Company’s 2004 EPS from continuing operations of $1.36 increased 2% on a comparable basis from $1.33 in 2003. The Company’s revenue for the full year totaled $19.4 billion, an increase of 4% versus the prior year.

     The Company’s 2004 accomplishments included:

•	Named America’s Most Admired Automotive Retailer by Fortune magazine for the third year in a row.

•	Implemented a streamlined regional management structure that is expected to generate approximately $30 million in incremental annual cost savings.

•	Launched “The AutoNation Pledge,” which is the industry-leading disclosure regarding the financing process that AutoNation provides to every customer.

•	Completed acquisitions representing eight franchises with annual revenue run rate of approximately $465 million.

     Commenting on the Company’s 2004 performance and the year ahead, Jackson said, “In a highly competitive and volatile environment, AutoNation was able to grow top-line revenue. Looking ahead, we believe that in 2005 industry sales of new vehicles will be nearly 17 million units for the seventh year in a row.”

     AutoNation will discuss these results and information regarding the Company’s business and operating environment during a conference call and audio webcast this morning at 9:00 a.m. Eastern Time. To listen to the live conference call, dial (800) 288-8961 or listen to the audio webcast via the Internet at www.AutoNation.com by clicking on the “About Us” link, then clicking on “Investors” and then “Webcasts.” A playback of the conference call will be available after 12:30 p.m. Eastern Time, through February 10, 2005 by calling (800) 475-6701 (access code #765878) or via the Internet as outlined above.

About AutoNation, Inc.

     AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America’s largest automotive retailer. Ranked No. 97 on the 2004 Fortune 500 and a component of the Standard and Poor’s 500 Index, AutoNation employs approximately 28,000 people and owns and operates 358 new vehicle franchises in 17 states. For additional information, please visit http://corp.AutoNation.com or www.AutoNation.com, where more than 100,000 vehicles are available for sale.

FORWARD LOOKING STATEMENTS

     Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, estimates and expectations is contained in the Company’s SEC filings. The Company undertakes no duty to update its forward-looking statements, including its earnings outlook. This release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, including operating income, net income and diluted earnings per share from continuing operations for the three- and twelve-month periods ended December 31, 2004 and 2003, adjusted in each case to exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company has provided reconciliations of these measures to the most directly comparable GAAP measures, which are set forth in the attachments to this release. The Company believes that each of the foregoing non-GAAP financial measures improves the transparency of the Company’s disclosure, provides a meaningful presentation of the Company’s results from its core business operations excluding the impact of items not related to the Company’s ongoing core business operations, and improves the period-to-period comparability of the Company’s results from its core business operations.

AUTONATION, INC.
UNAUDITED CONSOLIDATED INCOME STATEMENTS
($ in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Revenue:
New vehicle	$2,975.2	$2,756.2	$11,891.6	$11,488.7
Used vehicle	1,058.9	957.1	4,319.9	4,195.2
Parts and service	629.8	586.3	2,505.3	2,398.6
Finance and insurance	152.2	136.4	618.5	589.9
Other	21.5	8.2	89.4	39.0

Total revenue	4,837.6	4,444.2	19,424.7	18,711.4

Cost of sales:
New vehicle	2,757.5	2,557.7	11,045.3	10,649.8
Used vehicle	962.5	874.9	3,918.3	3,801.6
Parts and service	354.1	330.4	1,408.5	1,352.3
Other	9.4	0.9	39.9	5.1

Total cost of sales	4,083.5	3,763.9	16,412.0	15,808.8

Gross profit	754.1	680.3	3,012.7	2,902.6

Selling, general and administrative expenses	533.8	505.9	2,158.7	2,096.9
Depreciation	23.9	17.7	81.9	67.7
Amortization	0.3	0.3	1.2	1.6
Loan and lease underwriting income, net	—	(0.2)	—	(6.3)
Other losses	2.7	14.0	4.0	16.3

Operating income	193.4	142.6	766.9	726.4

Floorplan interest expense	(22.7)	(16.3)	(81.8)	(68.9)
Other interest expense	(19.5)	(17.1)	(76.9)	(71.8)
Interest income	1.2	0.6	3.5	3.4
Other (loss) income	(1.9)	11.8	(5.1)	16.7

Income from continuing operations before income taxes	150.5	121.6	606.6	605.8

Provision for income taxes	34.4	34.8	210.2	218.1
Income tax benefit from IRS settlement	—	—	—	(127.5)

Net tax provision — continuing operations	34.4	34.8	210.2	90.6

Net income from continuing operations	116.1	86.8	396.4	515.2

Income (loss) from discontinued operations, net of income taxes	45.7	(7.7)	37.2	(21.4)

Net income before cumulative effect of accounting change	161.8	79.1	433.6	493.8
Cumulative effect of accounting change, net of income taxes	—	—	—	(14.6)

Net income	$161.8	$79.1	$433.6	$479.2

Diluted earnings per share:
Continuing operations	$0.43	$0.31	$1.45	$1.80
Discontinued operations	$0.17	$(0.03)	$0.14	$(0.07)
Cumulative effect of accounting change	$—	$—	$—	$(0.05)
Net income	$0.60	$0.28	$1.59	$1.67

Weighted average common and common equivalent shares outstanding	270.3	282.2	272.5	287.0

Common shares outstanding	264.3	269.7	264.3	269.7

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

	Three Months Ended December 31,				Year Ended December 31,
Operating Highlights	2004	2003	$ Variance	% Variance	2004	2003	$ Variance	% Variance
Revenue:
New vehicle	$2,975.2	$2,756.2	$219.0	7.9	$11,891.6	$11,488.7	$402.9	3.5
Retail used vehicle	862.4	781.9	80.5	10.3	3,520.1	3,425.6	94.5	2.8
Wholesale	196.5	175.2	21.3	12.2	799.8	769.6	30.2	3.9

Used vehicle	1,058.9	957.1	101.8	10.6	4,319.9	4,195.2	124.7	3.0

Parts and service	629.8	586.3	43.5	7.4	2,505.3	2,398.6	106.7	4.4
Finance and insurance	152.2	136.4	15.8	11.6	618.5	589.9	28.6	4.8
Other	21.5	8.2	13.3		89.4	39.0	50.4

	$4,837.6	$4,444.2	$393.4	8.9	$19,424.7	$18,711.4	$713.3	3.8

Gross profit:
New vehicle	$217.7	$198.5	$19.2	9.7	$846.3	$838.9	$7.4	0.9
Retail used vehicle	96.8	81.7	15.1	18.5	400.5	391.2	9.3	2.4
Wholesale	(0.4)	0.5	(0.9)		1.1	2.4	(1.3)

Used vehicle	96.4	82.2	14.2	17.3	401.6	393.6	8.0	2.0

Parts and service	275.7	255.9	19.8	7.7	1,096.8	1,046.3	50.5	4.8
Finance and insurance	152.2	136.4	15.8	11.6	618.5	589.9	28.6	4.8
Other	12.1	7.3	4.8		49.5	33.9	15.6

	754.1	680.3	73.8	10.8	3,012.7	2,902.6	110.1	3.8

Selling, general and administrative expenses	533.8	505.9	(27.9)	(5.5)	2,158.7	2,096.9	(61.8)	(2.9)

Depreciation	23.9	17.7	(6.2)		81.9	67.7	(14.2)
Amortization	0.3	0.3	—		1.2	1.6	0.4
Loan and lease underwriting income, net	—	(0.2)	(0.2)		—	(6.3)	(6.3)
Other losses (gains)	2.7	14.0	11.3		4.0	16.3	12.3

Operating income	193.4	142.6	50.8	35.6	766.9	726.4	40.5	5.6

Floorplan interest expense	(22.7)	(16.3)	(6.4)	(39.3)	(81.8)	(68.9)	(12.9)	(18.7)
Other interest expense	(19.5)	(17.1)	(2.4)	(14.0)	(76.9)	(71.8)	(5.1)	(7.1)
Interest income	1.2	0.6	0.6	100.0	3.5	3.4	0.1	2.9
Other income	(1.9)	11.8	(13.7)		(5.1)	16.7	(21.8)

Income from continuing operations before income taxes	$150.5	$121.6	$28.9	23.8	$606.6	$605.8	$0.8	0.1

Retail vehicle unit sales:
New	98,904	93,156	5,748	6.2	410,621	406,675	3,946	1.0
Used	56,555	53,229	3,326	6.2	239,999	238,271	1,728	0.7

	155,459	146,385	9,074	6.2	650,620	644,946	5,674	0.9

Revenue per vehicle retailed:
New	$30,082	$29,587	$495	1.7	$28,960	$28,250	$710	2.5
Used	$15,249	$14,689	$560	3.8	$14,667	$14,377	$290	2.0

Gross profit per vehicle retailed:
New	$2,201	$2,131	$70	3.3	$2,061	$2,063	$(2)	(0.1)
Used	$1,712	$1,535	$177	11.5	$1,669	$1,642	$27	1.6
Finance and insurance	$979	$932	$47	5.0	$951	$915	$36	3.9

	Three Months Ended December 31,		Year Ended December 31,
Operating Percentages	% 2004	% 2003	% 2004	% 2003
Revenue mix percentages:
New vehicle	61.5	62.0	61.2	61.4
Used vehicle	21.9	21.5	22.2	22.4
Parts and service	13.0	13.2	12.9	12.8
Finance and insurance	3.1	3.1	3.2	3.2
Other	0.5	0.2	0.5	0.2

	100.0	100.0	100.0	100.0

Gross profit mix percentages:
New vehicle	28.9	29.2	28.1	28.9
Used vehicle	12.8	12.1	13.3	13.6
Parts and service	36.6	37.6	36.4	36.0
Finance and insurance	20.2	20.0	20.5	20.3
Other	1.5	1.1	1.7	1.2

	100.0	100.0	100.0	100.0

Operating items as a percentage of revenue:
Gross profit:
New vehicle	7.3	7.2	7.1	7.3
Used vehicle — retail	11.2	10.4	11.4	11.4
Parts and service	43.8	43.6	43.8	43.6
Total	15.6	15.3	15.5	15.5
Selling, general and administrative expenses	11.0	11.4	11.1	11.2
Operating income	4.0	3.2	3.9	3.9
Operating items as a percentage of total gross profit:
Selling, general and administrative expenses	70.8	74.4	71.7	72.2
Operating income	25.6	21.0	25.5	25.0

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

	Three Months Ended December 31,		Year ended December 31,
Cash Flow Information	2004	2003	2004	2003
Capital expenditures, excluding property operating lease buy-outs	$51.6	$47.4	$133.2	$122.7
Property operating lease buy-outs	$—	$—	$77.7	$9.8
Stock repurchases	$46.0	$110.0	$236.8	$575.2
Acquisitions	$43.6	$1.0	$197.9	$48.8
Proceeds from exercises of stock options	$26.1	$40.3	$94.2	$142.2

	Three Months Ended December 31,			Year Ended December 31,
Floorplan Assistance and Expense	2004	2003	Variance	2004	2003	Variance
Floorplan assistance (included in cost of operations)	$27.4	$27.3	$0.1	$117.1	$113.7	$3.4
Floorplan interest expense	(22.7)	(16.3)	(6.4)	(81.8)	(68.9)	(12.9)

Net floorplan benefit	$4.7	$11.0	$(6.3)	$35.3	$44.8	$(9.5)

Balance Sheet and Other Highlights	December 31, 2004	December 31, 2003
Cash and cash equivalents	$107.2	$173.4
Inventory	$2,640.5	$2,849.2
Floorplan notes payable	$2,517.3	$2,741.9
Non-vehicle debt	$812.6	$824.4
Equity	$4,263.1	$3,949.7

New days supply (industry standard of selling days, including fleet)	53 days	71 days
Used days supply (trailing 30 days)	37 days	43 days

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

	Three Months Ended December 31,
Comparable Basis Reconciliations	Operating Income		Net Income		Diluted Earnings Per Share
	2004	2003	2004	2003	2004	2003
As reported	$193.4	$142.6	$161.8	$79.1	$0.60	$0.28

Discontinued operations — store divestitures, net of income taxes	—	—	6.5	7.7	$0.02	$0.03
Discontinued operations — tax adjustments	—	—	(52.2)	—	$(0.19)	—

From continuing operations, as reported	193.4	142.6	116.1	$86.8	$0.43	0.31
Gain from income tax adjustments	—	—	(24.6)	$(10.3)	$(0.09)	(0.04)
Gain on sale of non-core equity investment	—	—	—	(6.2)	$—	(0.02)
Impairment loss on converted megastores	—	17.6	—	10.9	$—	0.04

Adjusted	$193.4	$160.2	$91.5	$81.2	$0.34	$0.29

	Year Ended December 31,
	Operating Income		Net Income		Diluted Earnings Per Share
	2004	2003	2004	2003	2004	2003
As reported	$766.9	$726.4	$433.6	$479.2	$1.59	$1.67

Discontinued operations — store divestitures, net of income taxes	—	—	15.0	21.4	$0.06	$0.07
Discontinued operations — tax adjustments	—	—	(52.2)	—	$(0.19)	—
Cumulative effect of accounting change	—	—	—	14.6	$—	$0.05

From continuing operations, as reported	766.9	726.4	396.4	515.2	$1.45	$1.80
Income tax benefit from IRS settlement — Q1 2003	—	—	—	(127.5)	—	$(0.44)
Gain from income tax adjustments — Q4 2004 & Q4 2003	—	—	(24.6)	(10.3)	$(0.09)	$(0.04)
Gain on sale of non-core equity investment — Q4 2003	—	—	—	(6.2)	$—	$(0.02)
Impairment loss on converted megastores — Q4 2003	—	17.6	—	10.9	$—	$0.04

Adjusted	$766.9	$744.0	$371.8	$382.1	$1.36	$1.33

Business Assumptions Impacting Long-term Average EPS Growth Target of 10% to 12%:

U.S. light vehicle annual unit sales	intensively competitive, near 17 million units

SGA % reduction (over 2005 and 2006) (SGA % of gross profit less floorplan interest expense)	approximately 110 bp

Continued opportunistic redeployment of cash flow	share repurchase, debt reduction, capital expenditures and acquisitions

Targeted return on incremental invested capital	approximately 15% after-tax

Note

The Company’s parts and service departments provide reconditioning repair work for used vehicles acquired by the used vehicle department and minor preparatory work for new vehicles. The parts and service departments charge the new and used departments as if they were third parties in order to account for total activity performed by that department. The Company has determined that the revenue and related cost of sales of both new and used vehicles had not been reduced by the intracompany charge for such work. Commencing with the second quarter of 2004, the Company is making the adjustment and has revised amounts previously reported by reducing new and used vehicle revenue and cost of sales by the amount of the intracompany charge. The adjustments have no impact on total gross profit, operating income, income from continuing operations, net income, earnings per share, cash flows, or financial position for any period or their respective trends.

The effect of the adjustments was to reduce both revenue and cost of sales for new vehicles by $19 million and $84 million for the three and twelve months ended December 31, 2004, respectively, and for used vehicles by $45 million and $195 million for the same periods, respectively. For 2003, the adjustment reduced both revenue and cost of sales for new vehicles by $19 million and $82 million for the three and twelve months ended December 31, 2003, respectively, and used vehicles by $45 million and $190 million for the same periods, respectively. Accordingly, the Company’s revenue-based performance metrics, such as revenue per vehicle, gross profit as a percent of revenue, and SG&A as a percent of revenue, also have been revised. These revisions do not have a material impact on the amounts for any period or respective trends.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

	Three Months Ended December 31,					Year Ended December 31,
Operating Highlights	2004	2003	$ Variance	% Variance	2004	2003	$ Variance	% Variance
Revenue:
New vehicle	$2,881.3	$2,751.1	$130.2	4.7	$11,580.0	$11,440.1	$139.9	1.2
Retail used vehicle	838.6	780.6	58.0	7.4	3,440.1	3,408.0	32.1	0.9
Wholesale	188.3	174.3	14.0	8.0	764.6	764.3	0.3	0.0

Used vehicle	1,026.9	954.9	72.0	7.5	4,204.7	4,172.3	32.4	0.8
Parts and service	614.9	584.2	30.7	5.3	2,455.2	2,383.4	71.8	3.0
Finance and insurance	149.4	136.0	13.4	9.9	609.2	587.6	21.6	3.7
Other	8.8	6.9	1.9		35.1	29.3	5.8

	$4,681.3	$4,433.1	$248.2	5.6	$18,884.2	$18,612.7	$271.5	1.5

Gross profit:
New vehicle	$210.2	$198.1	$12.1	6.1	$821.8	$836.4	$(14.6)	(1.7)
Retail used vehicle	94.9	81.5	13.4	16.4	393.9	389.3	4.6	1.2
Wholesale	(1.1)	0.5	(1.6)		(1.5)	2.7	(4.2)

Used vehicle	93.8	82.0	11.8	14.4	392.4	392.0	0.4	0.1
Parts and service	268.4	255.0	13.4	5.3	1,072.2	1,039.8	32.4	3.1
Finance and insurance	149.4	136.0	13.4	9.9	609.2	587.6	21.6	3.7
Other	7.4	6.1	1.3		28.9	24.8	4.1

	$729.2	$677.2	$52.0	7.7	$2,924.5	$2,880.6	$43.9	1.5

Retail vehicle unit sales:
New	96,385	92,996	3,389	3.6	402,158	404,960	(2,802)	(0.7)
Used	55,562	53,147	2,415	4.5	236,382	236,893	(511)	(0.2)

	151,947	146,143	5,804	4.0	638,540	641,853	(3,313)	(0.5)

Revenue per vehicle retailed:
New	$29,894	$29,583	$311	1.1	$28,795	$28,250	$545	1.9
Used	$15,093	$14,688	$405	2.8	$14,553	$14,386	$167	1.2

Gross profit per vehicle retailed:
New	$2,181	$2,130	$51	2.4	$2,043	$2,065	$(22)	(1.1)
Used	$1,708	$1,533	$175	11.4	$1,666	$1,643	$23	1.4
Finance and insurance	$983	$931	$52	5.6	$954	$915	$39	4.3

	Three Months Ended December 31,		Year Ended December 31,
Operating Percentages	% 2004	% 2003	% 2004	% 2003
Revenue mix percentages:
New vehicle	61.5	62.1	61.3	61.5
Used vehicle	21.9	21.5	22.3	22.4
Parts and service	13.1	13.2	13.0	12.8
Finance and insurance	3.2	3.1	3.2	3.2
Other	0.3	0.1	0.2	0.1

	100.0	100.0	100.0	100.0

Gross profit mix percentages:
New vehicle	28.8	29.3	28.1	29.0
Used vehicle	12.9	12.1	13.4	13.6
Parts and service	36.8	37.7	36.7	36.1
Finance and insurance	20.5	20.1	20.8	20.4
Other	1.0	0.8	1.0	0.9

	100.0	100.0	100.0	100.0

Operating items as a percentage of revenue:
Gross Profit:
New vehicle	7.3	7.2	7.1	7.3
Used vehicle — retail	11.3	10.4	11.5	11.4
Parts and service	43.6	43.6	43.7	43.6
Total	15.6	15.3	15.5	15.5